Exhibit 99.1

Contact:	Rudolph A, Lutterschmidt (610-834-9600)
FOR IMMEDIATE RELEASE
NoCopi Technologies, Inc.
9C Portland Road
West Conshohocken, PA
19428
NOCOPI TECHNOLOGIES, INC. UNIQUE MAGIC RUB-IT & COLOR INK TECHNOLOGY USED IN CHILDRENS ACTIVITY BOOKS AND KITS, PUBLISHED BY GIDDY UP AND COLOR LOCO WHICH ARE OWNED BY ELMERS PRODUCTS INC, NOW AVAILABLE IN RETAIL STORES
West Conshohocken, Pa., JANUARY 30, 2007, PR Newswire
Today Michael A. Feinstein, M.D., Chairman and CEO of NoCopi Technologies, Inc. (OTC Bulletin Board: NNUP), announced the multi-year major licensing agreement that was signed April 1, 2006 (see previous press release dated April 19, 2006) is with Giddy Up and Color Loco, two major established and leading children’s books publishers with proven track records of innovation and impressive distribution. Both companies are wholly owned by Elmers Products, Inc. as of October 31, 2006, an industry leader in adhesives, arts and crafts and educational products.
Elmer Products is an operating company of the Berwind Corporation. Berwind, located in Philadelphia, Pa., is a family-owned investment management company with a diversified portfolio of highly successful manufacturing and service companies, which are leaders in their market niche.

An Ann Arbor, Michigan-based company, Giddy Up focuses on licensed-based, creative arts and crafts activity products designed for children. Licensed products include The Backyardigans, Blue’s Clues, Dora the Explorer, Fairly Odd Parents, SpongeBob SquarePants, Barbie, Hello Kitty, My Little Pony, Sesame Street, Spider-Man and Care Bears. Based in Ann Arbor, Michigan, Color Loco’s product developments include Blendy Pens and ColorSplitz, children’s markers that feature the capability to create new colors during application. Products from these companies have demonstrated strong levels of initial acceptance and repeat purchases through a wide variety of retail distribution channels.
With products in a number of children’s categories these companies focus on licensed and non licensed products that create timeless brands that engage kids of all ages.
“These are very exciting times for NoCopi,” said Dr. Feinstein. “We have developed products with our publishing partners for children of all ages utilizing NoCopi’s ink and printing technologies to create a vast array of education and entertainment products, which are creative and bottom line fun. NoCopi’s Rub-it & Color inks enable children to bring a rainbow of colors to life without using crayons, coloring pencils or markers! Colors magically appear before your eyes, simply by rubbing or scratching the pages containing the Rub-it & Color inks.”
Joshua Pokempner of Giddy Up and Julia Benben of Color Loco commented “the partnership that we have with NoCopi is central to our continual development of educational, fun arts and crafts products for children.”
Among the new products available at retail outlets will be Rub-n-Color™ activity books and kits.
These new products utilizing NoCopi’s magic inks will be on the shelves at Target, Toys R Us, Wal-Mart, A.C. Moore, Borders Books, and Learning Express stores, to name a few, beginning in January 2007.
Dr. Feinstein also said, “We’ve been very careful to create products for our new partners, while at the same time continuing to offer technologies ideal for our other business applications, developing solutions against counterfeiting, product diversion, document security, and authentication via patented technologies (including invisible inks, color changing inks, reactive thread and document security paper products.)”
FORWARD-LOOKING INFORMATION
The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and its Quarterly Report on Form 10-QSB dated November 14, 2006 for the quarter ended September 30, 2006 under the caption “Risk Factors”). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or further changes make it clear that any projected results (expressed or implied) will not be realized.

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